Exhibit 99.1
Blaize Adopts Limited Duration Stockholder Rights Plan

Board Takes Action to Protect the Best Interests of All Blaize Stockholders

EL DORADO HILLS, Calif. -- (BUSINESS WIRE) – April 22, 2026 – Blaize Holdings, Inc. (Nasdaq: BZAI, Nasdaq: BZAIW) (“Blaize” or “the Company”), a leader in programmable, energy-efficient AI computing, today announced that it has adopted a limited duration stockholder rights plan, which is scheduled to expire on April 21, 2027.

The Board of Directors of the Company (“Board”) adopted the rights plan in response to a specific threat of stockholders seeking to form a group the size of which would pose the risk of negative or actual control of the Company without appropriately compensating all the Company’s stockholders.

The rights plan is designed to allow all stockholders the opportunity to realize the value of their investment, is intended to ensure that the Board remains in the best position to perform its fiduciary duties, and enables all stockholders to receive fair and equal treatment.

Under the rights plan, the rights will become exercisable if an entity, person or group acquires beneficial ownership of 10% or more of Blaize’s common shares. In the event the ownership threshold is crossed and the rights become exercisable, each right will entitle its holder (other than the person, entity or group triggering the rights plan, whose rights will become void and will not be exercisable) to purchase shares of common stock at a 50% discount to the then-current market price or the Company may exchange each right held by such holders for one share of common stock.

Under the rights plan, any person who beneficially owns 10% or more of Blaize’s common shares at the time the plan is adopted may continue to own the shares but may not acquire any additional shares without triggering the rights plan.

The rights plan does not prevent any action that the Board determines to be in the best interest of the Company and its stockholders.

Further details about the rights plan will be contained in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Blaize

Blaize delivers a programmable AI platform, purpose-built for inference in real world environments. Its Hybrid AI architecture enables Practical AI and Physical AI workloads to run efficiently at the edge while integrating seamlessly with cloud and GPU based infrastructure. Blaize solutions support computer vision, multimodal AI, and sensor driven applications across smart cities, industrial automation, telecommunications, retail, logistics, and defense. Blaize is headquartered in El Dorado Hills, California, with a global presence across North America, Europe, the Middle East, and Asia. To learn more, visit www.blaize.com or follow us on LinkedIn @blaizeinc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding the anticipated benefits and expected consequences of the rights plan that Blaize has adopted. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to those factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 24, 2026, and other documents filed by Blaize from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Blaize assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Blaize does not give any assurance that it will achieve its expectations.

Blaize Contact
press@blaize.com
www.blaize.com

Investors
ir@blaize.com
www.blaize.com